UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2008
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware	77-0057842
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
2900 Lakeside Drive
Santa Clara, California 95054-2831
(Address of principal executive offices, with zip code)
(415) 856-7694
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
On January 10, 2008, Alliance Semiconductor Corporation issued a press release announcing that at a hearing before Judge Goeke of the United States Tax Court on January 9, 2008, counsel for the Internal Revenue Service advised the Court that the Internal Revenue Service will abide by the terms of the Stipulation of Settled Issues previously filed with the Court and described in a Form 8-K filed on July 6, 2007. The Court directed that decision documents be filed with the Court by February 6, 2008. Counsel for the IRS also informed the Court that as a result of the settlement no additional taxes will be owing by Alliance for its taxable years 1999 through 2002. In addition, Alliance expects to receive a tax refund for the 2001 tax year. However, as a result of the settlement, Alliance’s net operating losses will be reduced. The Internal Revenue Service’s agreement to honor the terms of the stipulated settlement as originally filed with the U.S. Tax Court followed a challenge by the IRS that was previously disclosed. The parties’ agreement is not subject to regulatory review.
A copy of the press release announcing the cash dividend is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 10, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: January 10, 2008	By:	/s/ Melvin L. Keating. Melvin L. Keating.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 10, 2008.